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                                                                    EXHIBIT 23.7



                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-3 of Harmony Gold Mining Company Limited of our report dated 14 June, 2002, relating to the financial statements of Hill 50 Limited, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers



19 December 2002
Perth, Western Australia